EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 142 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Fund and Portfolio listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 26, 2014

Appendix A

Report Date

Fund/Portfolio

February 19, 2014

Eaton Vance Large-Cap Core Research Fund

February 19, 2014

Large-Cap Core Research Portfolio